                         FEDERAL REALTY INVESTMENT TRUST
                        RESTRICTED SHARE AWARD AGREEMENT

                                February 15, 2000

     The parties to this Restricted Share Award Agreement (this "Agreement") are Federal Realty Investment Trust, an unincorporated business trust organized under the laws of the District of Columbia (the "Trust"), and Jeffrey S. Berkes, an individual employee of the Trust (the "Key Employee").

     The Board of Trustees of the Trust (the "Board of Trustees") has authorized the award by the Trust to the Key Employee, under the Trust's Amended and Restated 1993 Long-Term Incentive Plan (the "Amended Plan") of a Restricted Share Award for a certain number of shares of beneficial interest, no par value, of the Trust (the "Shares"), subject to certain restrictions and covenants on the part of Key Employee. The parties hereto desire to set forth in this Agreement their respective rights and obligations with respect to such Shares.

     Capitalized terms used in this Agreement, unless otherwise defined herein, have the respective meanings given to such terms in the Amended Plan. The terms of the Amended Plan are incorporated by reference as if set forth herein in their entirety. To the extent this Restricted Share Award Agreement is in any way inconsistent with the Amended Plan, the terms and provisions of the Amended Plan shall prevail.

     In consideration of the covenants set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Award of Restricted Shares.
          --------------------------

          (a) The Trust hereby confirms the grant to the Key Employee, as of February 15, 2000 (the "Award Date"), of Twenty Thousand (20,000) Shares (the "Restricted Shares"), subject to the restrictions and other terms and conditions set forth herein and in the Amended Plan.

          (b) On or as soon as practicable after the Award Date, the Trust shall cause one or more stock certificates representing the Restricted Shares to be registered in the name of the Key Employee. Such stock certificate or certificates shall be subject to such stop-transfer orders and other restrictions as the Board of Trustees or any committee thereof may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are listed and any applicable federal or state securities law, and the Trust may cause a legend or legends to be placed on such certificate or certificates to make appropriate reference to such restrictions.

     The certificate or certificates representing the Restricted Shares shall be held in custody by the Chief Financial Officer of the Trust until the Restriction Period (as hereinafter defined in Paragraph 3) with respect thereto shall have lapsed. Simultaneously with the execution and delivery of this Agreement, the Key Employee shall deliver to the Trust one or more undated stock powers endorsed in blank relating to the Restricted Shares. The Trust shall deliver or cause to be delivered to the Key Employee or, in the case of the Key Employee's death, to the Key Employee's Beneficiary, one or more stock certificates for the appropriate number of Shares, free of all such restrictions, as to which the restrictions shall have expired. Upon forfeiture, in accordance with Paragraph 4, of all or any portion of the Restricted Shares, the certificate or certificates representing the forfeited Restricted Shares shall be canceled.

     2.   Restrictions Applicable to Restricted Shares.
          --------------------------------------------

          (a) Beginning on the Award Date, the Key Employee shall have all rights and privileges of a stockholder with respect to the Restricted Shares, except that the following restrictions shall apply:

               (i) none of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or in the Committee's discretion, pursuant to a domestic relations order within the meaning of Rule 16a-12 of the Securities Exchange Act of 1934, as amended), pledged or sold, during the Restriction Period (as hereinafter defined in Paragraph 3);

               (ii) all or a portion of the Restricted Shares may be forfeited in accordance with Paragraph 4; and

               (iii) any Shares distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares and shall be represented by book entry and held in the same manner as the Restricted Shares with respect to which they were distributed.

          (b) Any attempt to dispose of Restricted Shares in a manner contrary to the restrictions set forth in this Agreement shall be null, void and ineffective. As the restrictions set forth in this Paragraph 2 hereof lapse in accordance with the terms of this Agreement as to all or a portion of the Restricted Shares, such shares shall no longer be considered Restricted Shares for purposes of this Agreement.

     3.   Restriction Period.
          ------------------

          (a) The restrictions set forth in Paragraph 2 shall apply for a period (the "Restriction Period") from the Award Date until such Restriction Period lapses as follows:

               (i) with respect to Four Thousand (4,000) Restricted Shares, the Restriction Period shall lapse on February 15 , 2001;

               (ii) with respect to an additional Four Thousand (4,000) Restricted Shares, the Restriction Period shall lapse on February 15, 2002; and

               (iii) with respect to an additional Four Thousand (4,000) Restricted Shares, the Restriction Period shall lapse on February 15, 2003; and

               (iv) with respect to an additional Four Thousand (4,000) Restricted Shares, the Restriction Period shall lapse on February 15, 2004, and

               (v) with respect to the remaining Four Thousand (4,000) Restricted Shares, the Restriction Period shall lapse on February 15, 2005;

provided, however, that the Restriction Period for any particular Restricted Shares shall not lapse on the date set forth above unless the Key Employee has tendered to the Trust, on or before that date, the amount of any state and federal withholding tax obligation which will be imposed on the Trust by reason of the lapsing of the Restriction Period for such Restricted Shares on that date.

          (b) Notwithstanding the foregoing, the Restriction Period shall lapse as to all Restricted Shares (i) in the event of the death or Disability of the Key Employee, or (ii) in the event that the Key Employee is discharged by the Trust without Cause as defined in the Amended Plan, provided in any case that the Key Employee shall have completed at least one year of employment after the Award Date, and provided further that the Key Employee or his legal representative shall first tender, within ninety (90) days after the death, Disability or discharge without Cause, the amount of any state and federal withholding tax obligation which will be imposed on the Trust by reason of the lapsing of the Restriction Period for such Restricted Shares.

          (c) Also notwithstanding the foregoing, the Restriction Period shall lapse as to all Restricted Shares upon the occurrence of a Change in Control, and in such event, the Trust shall deliver or cause to be delivered to the Key Employee within ten (10) business days after the Change in Control one or more stock certificates representing those Shares as to which the Restriction Period shall have lapsed, provided that the Key Employee shall first tender the amount of any state and federal withholding tax obligation which will be imposed on the Trust by reason of the lapsing of the Restriction Period for such Restricted Shares.

     4.   Forfeiture. Subject to Paragraph 3(c), if during the Restriction
          ----------
Period (i) the Key Employee is discharged by the Trust for Cause, (ii) the Key Employee resigns from employment with the Trust, or (iii) any of the events described in Paragraph 3(b) above occur prior to the completion by the Key Employee of one year of employment after the Award Date, then all rights of the Key Employee to any and all then-remaining Restricted Shares shall terminate and be forfeited. In addition, in the event the Key Employee or his legal representative fails to tender to the Trust any required tax withholding amount in accordance with Paragraphs 3(a), 3(b), or 3(c) above by the date specified therein, then the Trust shall retain a portion of the Restricted Shares sufficient to meet its tax withholding obligation.

     5.   Assignment.  This Agreement shall be binding upon and inure to the
          ----------
benefit of the heirs and representatives of the Key Employee and the assigns and successors of the Trust, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Key Employee.

     6.   Entire Agreement; Amendment.  This Agreement constitutes the entire
          ---------------------------
agreement of the parties with respect to the subject matter hereof and shall supersede all prior agreements and understandings, oral or written, between the parties with respect thereto. This Agreement may be amended at any time by written agreement of the parties hereto.

     7.   Governing Law.  This Agreement and its validity, interpretation,
          -------------
performance and enforcement shall be governed by the laws of the State of Maryland other than the conflict of laws provisions of such laws, and shall be construed in accordance therewith.

     8.   Severability. If, for any reason, any provision of this Agreement is
          ------------
held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

     9.   Continued Employment.  This Agreement shall not confer upon the Key
          ---------------------
Employee any right with respect to continuance of employment by the Trust.

     10.  Certain References.  References to the Key Employee in any provision
          ------------------
of this Agreement under circumstances where the provision should logically be construed to apply to the Key Employee's executors or the administrators, or the person or persons to whom all or any portion of the Restricted Shares may be transferred by will or the laws of descent and distribution, shall be deemed to include such person or persons.

     IN WITNESS WHEREOF, the Trust has caused this Agreement to be duly executed and the Key Employee has hereunto set his hand effective as of the day and year first above written.

                                                 FEDERAL REALTY INVESTMENT TRUST

                                                 By:___________________________

                                                 Name:_________________________

                                                 Title:________________________

WITNESS:                                         KEY EMPLOYEE

________________________                         ______________________________
                                                 Jeffrey S. Berkes

                               SEVERANCE AGREEMENT
                               -------------------

     THIS SEVERANCE AGREEMENT ("Severance Agreement"), made and entered into as of this 1st day of March, 2000 by and between FEDERAL REALTY INVESTMENT TRUST, a Maryland real estate investment trust ("Employer"), and JEFFREY S. BERKES ("Employee").

     WHEREAS, commencing on February 15, 2000, Employee will serve as Employer's Vice President - Strategic Transactions and Employer and Employee wish to set forth the terms of a Severance Agreement for Employee.

     NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Effective Date of Severance Agreement.  This Severance Agreement
          --------------------------------------
          shall be effective as of the date first written above and shall continue and remain in full force and effect until terminated by the parties in writing.

     2.   Termination Without Cause.  In the event that Employee's employment
          -------------------------
          with Employer is terminated under any of the circumstances in Sections 2(a) or 2(b), Employee will be deemed to have been Terminated Without Cause and shall receive payments and benefits as described in this
          Section 2; provided, however, in the event Employee's employment with Employer is terminated under any of the circumstances in Sections 2(a) or 2(b) under circumstances described in Section 7 below, Employee shall receive such payments and benefits as are set forth in Section 7 in lieu of the payments and benefits under this Section 2:

          (a) by Employer other than with Cause (as "Cause" is defined in Section 4 hereof);

          (b) by Employee within six (6) months following the occurrence of one or more of the following events:

                   (i) the nature of Employee's duties or the scope of Employee's responsibilities or authority as of the date first written above are materially modified by Employer without Employee's written consent where such material modification constitutes an actual or constructive demotion of Employee; provided, however, that a change in the position(s) to whom Employee reports shall not by itself constitute a material modification of Employee's responsibilities unless Employee is assigned to report to a position below the level of executive officer; provided, further, that if Employee voluntarily becomes an employee of an affiliate of the Employer in connection with a Spin-off (as defined in Section 16) of that affiliate, the nature of Employee's duties and the scope of responsibilities and authority referred to above in this paragraph (i) shall mean those as in effect as of the first day of employment with the affiliate following the Spin-off and not those in effect with the Employer as of the date first written above;

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                   (ii)    Employer changes the location of its principal office
                           to outside a fifty (50) mile radius of Washington, D.C.;

                   (iii) Employer's setting of Employee's base salary for any year at an amount which is less than ninety percent (90%) of the greater of (A) Employee's base salary for 2000, or (B) Employee's highest base salary during the three (3) then most recent calendar years (including the year of termination), regardless of whether such salary reduction occurs in one year or over the course of years; and

                   (iv) this Severance Agreement is not expressly assumed by any successor (directly or indirectly, whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer.

          (c)      Decision by Employer to Terminate Without Cause.
                   -------------------------------------------------
                   Employer's decision to terminate Employee's employment Without Cause shall be made by the Board of Trustees.

          (d)      Severance Payment Upon Termination Without Cause.  In the
                   -------------------------------------------------
                   event of Termination Without Cause other than under circumstances describedin Section 7 below, Employee will receive as severance pay an amount in cash equal to one (1) year's salary. For the purpose of calculating amounts payable pursuant to this Section 2(d), "salary" shall be an amount equal to (i) the greater of (A) Employee's highest annual base salary paid during the previous three (3) years or (B) Employee's annual base salary in the year of termination, plus (ii) the greatest annual aggregate amount of any cash and/or stock bonus paid to Employee in respect of any of the three (3) fiscal years immediately preceding such termination (it being understood and agreed that such amount shall not include compensation paid pursuant to performance share awards).
                   For purposes of the preceding sentence: (i) a stock bonus will be considered to have been paid in respect of a particular year if (A) in the case of a bonus paid under Employer's Incentive Bonus Plan (as the same may be amended from time or time, or any successor plan, the "Bonus
                   Plan"), the stock bonus was awarded in respect of that year, even if it did not vest in that year, or (B) in the case of any other stock bonus, the shares vested in that year (other than as a result of the Termination Without Cause); and (ii) a stock bonus will be valued (A) in the case of a bonus paid under the Bonus Plan, at a figure equal to the number of shares awarded, multiplied by the per-share value (closing price) on the date on which the bonus was approved by the Compensation Committee of Employer's Board of Trustees, and (B) in the case of any other stock bonus, at a figure equal to the number of shares that vested, multiplied by the per-share value (closing price) on the date on which they vested. Payment also will be made for vacation time that has accrued, but is unused as of the date of termination.

          (e)      Benefits.  In the event of Termination Without Cause other
                   ---------
                   than under circumstances described in Section 7 below, Employee shall receive "Full Benefits" for nine (9) months. Employer shall have satisfied its obligation to

                                 2 of 20

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                   provide Full Benefits to Employee if it (i) pays premiums due in connection with COBRA continuation coverage to continue Employee's medical and dental insurance coverage at not less than the levels of coverage immediately prior to termination of Employee's employment; (ii) maintains at not less than Employee's highest levels of coverage prior to Termination Without Cause individual life insurance policies and accidental death and dismemberment policies for the benefit of Employee and pays the annual premiums associated therewith; (iii) to the extent that Employer maintained a long-term disability policy that provided coverage to Employee in excess of the coverage provided under Employer's group long-term disability policy, maintains at not less than Employee's highest levels of coverage prior to Termination Without Cause an individual long-term disability policy for the benefit of Employee and pays the annual premiums associated therewith, subject to the limitations of the policy; and (iv) pays the annual premiums associated with Employee's continued participation, at not less than Employee's highest levels of coverage prior to Termination Without Cause, under Employer's group long-term disability policy for a period of one (1) year following Termination Without
                   Cause, subject to the limitations of the policy. Notwithstanding the foregoing, Employee shall be required to pay the premiums and any other costs of such Full
                   Benefits in the same dollar amount that Employee was required to pay for such costs immediately prior to Termination Without Cause.

          (f)      Stock Options. Notwithstanding any agreement to the contrary,
                   -------------
                   in the event of any Termination Without Cause other than under circumstances described in Section 7 below, the vesting of options to purchase shares of Employer's common stock granted to Employee and outstanding as of the date of Employee's termination and scheduled to vest during the twelve (12) months thereafter shall be accelerated such that all such options will be vested as of the date of Employee's termination of employment with Employer. The terms of the stock option agreements shall determine the period during which any vested options may be exercisable.

          (g)      Outplacement Services. In the event of Termination Without
                   ---------------------
                   Cause other than under circumstances described in Section 7 below, Employer shall make available at Employer's expense to Employee at Employee's option the services of an employment search/outplacement agency selected by Employer for a period not to exceed six (6) months from the date of Employee's termination.

          (h)      Provision of Telephone/Secretary. In the event of Termination
                   --------------------------------
                   Without Cause other than under circumstances described in
                   Section 7 below, Employer shall provide Employee for a period not to exceed six (6) months from Employee's date of termination with a telephone number assigned to Employee at Employer's offices, telephone mail and a secretary to answer the telephone. Such benefits shall not include an office or physical access to Employer's offices and will cease upon commencement by Employee of employment with another employer.

          (i)      Notice. If Employee terminates his or her employment pursuant
                   ------
                   to Section 2(b) hereof other than under circumstances described in Section 7 below and (i)

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                   Employee is not an executive officer of Employer, Employee shall give sixty (60) days' written notice to Employer of such termination, or (ii) if Employee is an executive officer of Employer, Employee shall give ninety (90) days' written notice to Employer of such termination.

          (j) Notwithstanding the foregoing provisions of this Agreement, it shall not be considered a Termination Without Cause in the event that the Employee voluntarily becomes an employee of an affiliate of the Employer in connection with a Spin-off of that affiliate if the Employer has assigned this Agreement to the affiliate as contemplated in Section 16 and the affiliate has assumed the obligations hereunder.

     3.   Voluntary Resignation. If Employee is not an executive officer of
          ---------------------
          Employer, Employee shall give sixty (60) days' written notice to Employer of Employee's resignation from employment in all capacities with Employer other than under circumstances described in Section 7 below; if Employee is an executive officer of Employer, Employee shall give ninety (90) days' written notice to Employer of Employee's resignation from employment in all capacities with Employer other than under circumstances described in Section 7 below.

     4.   Severance Benefits Upon Termination With Cause.  Employee shall be
          -----------------------------------------------
          deemed to have been terminated with Cause in the event that the employment of Employee is terminated for any of the following reasons other than under circumstances described in Section 7 below:

          (a) failure (other than failure due to disability) to substantially perform his or her duties with Employer or an affiliate thereof; which failure remains uncured after written notice thereof and the expiration of a reasonable period of time thereafter in which Employee is diligently pursuing cure ("Failure to Perform");

          (b) willful conduct which is demonstrably and materially injurious to Employer or an affiliate thereof, monetarily or otherwise;

          (c)      breach of fiduciary duty involving personal profit; or

          (d) willful violation in the course of performing his or her duties for Employer of any law, rule or regulation (other than traffic violations or misdemeanor offenses). No act or failure to act shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interest of Employer.

          (e) Decision by Employer to Terminate With Cause. The decision to terminate the employment of Employee with Cause shall be made by the Board of Trustees.

          (f) Severance Payment Upon Termination with Cause. In the event of termination for Failure to Perform pursuant to Section 4(a), or termination for cause pursuant to Section 4(b), (c) or (d) above, the terms of the stock option agreements between

                                 4 of 20

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                   Employer and Employee thereunder will determine the terms of the vesting of options and the exercisability of vested options.

                   (i)   For Cause Termination for Failure to Perform.  In the
                         --------------------------------------------
                         event that Employee's employment is terminated with Cause pursuant to Section 4(a) above, Employee shall receive as severance pay an amount in cash equal to one (1) month's salary for every year of service to Employer in excess of five (5) years of service;
                         such severance payment shall not exceed six (6) months' pay. The number of months for which such a payment is due shall determine the length of the for cause term ("For Cause Term"). For the purposes of this Section 4(f)(i) only, "salary" shall mean Employee's then current annual base salary and shall not include any bonus or other compensation. Payment shall also be made for accrued, but unused, vacation time. Employee shall also receive Full Benefits (as defined above) for the For Cause Term. In the event that, following Employee's termination for Failure to Perform, Employee becomes employed by or affiliated with, as a partner, consultant, contractor or otherwise, any entity which is substantially engaged in the business of property investment or management ("Competitor"), all payments specified in this Section 4(f)(i) shall cease upon the date Employee commences such employment or affiliation; provided, however, Employee shall continue to receive medical and dental care benefits from Employer until (i) Employee is eligible to receive medical and dental care benefits from the Competitor, or (ii) the date of expiration of Employee's For Cause Term, whichever comes first.

                   (ii)  Other Cause Termination. In the event that Employee's
                         -----------------------
                         employment is terminated with Cause pursuant to
                         Section 4(b), (c) or (d), Employee shall receive all base salary due and payable as of the date of Employee's termination of employment. No payment shall be made for bonus or other compensation. Payment also will be made for accrued, but unused vacation time.

     5.   Severance Benefits Upon Termination Upon Disability.  Employer may
          ---------------------------------------------------
          terminate Employee upon thirty (30) days' prior written notice if (i) Employee's Disability has disabled Employee from rendering service to Employer for at least a six (6) month consecutive period during the term of Employee's employment, (ii) Employee's "Disability" is within the meaning of such defined term in Employer's group long-term disability policy, and (iii) Employee is covered under such policy. In the event of Employee's Termination Upon Disability, Employee shall be entitled to receive as severance pay each month for the year immediately following the date of termination an amount in cash equal to the difference, if any, between (i) the sum of (y) the amount of payments Employee receives or will receive during that month pursuant to the disability insurance policies maintained by Employer for Employee's benefit and
          (z) the adjustment described in the next sentence and (ii)
          Employee's base monthly salary on the date of termination due to Disability. The adjustment referred to in clause (z) of the preceding sentence is the amount by which any tax-exempt payments referred to in clause (y) would need to be increased if such payments were subject to tax in order to make the after-tax proceeds of such payments equal to the actual amount of such tax-exempt payments.

                                 5 of 20

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          (a)      Benefits.  Employee shall receive Full Benefits (as defined
                   --------
                   above) for one (1) year following termination due to Disability.

          (b)      Stock Options. In the event that Employee's employment is
                   -------------
                   terminated due to Disability, the terms of the stock option agreements between Employer and Employee shall determine the vesting of any options held by Employee as of the date of termination due to Disability and the exercise period for any vested option.

     6.   Severance Benefits Upon Termination Upon Death. If Employee dies,
          -----------------------------------------------
          Employee's estate shall be entitled to receive an amount in cash equal to Employee's then-current base salary through the last day of the month in which Employee's death occurs plus any bonus previously awarded but unpaid and any accrued vacation pay through the last day of the month in which Employee's death occurs. The terms of the stock option agreements between Employer and Employee shall determine the vesting of any options held by Employee as of the date of his or her death and the exercise period for any vested option.

     7.   Severance Benefits Upon Termination Upon Change in Control.
          ----------------------------------------------------------

          (a)      Change in Control Defined. No benefits shall be payable under
                   -------------------------
                   this Section 7 unless there shall have occurred a Change in Control of Employer, as defined below. For purposes of this
                   Section 7, a "Change in Control" of Employer shall mean any of the following events:

                   (i) An acquisition in one or more transactions (other than directly from Employer or pursuant to options granted by Employer) of any voting securities of Employer (the "Voting Securities") by any "Person" (as the term is used for purposes of Section 13(d) or 14(d) of the Securities Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of Employer's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.
                         A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) Employer or (2) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by Employer (a "Subsidiary"), (B) Employer or any Subsidiary, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                   (ii) The individuals who, as of the date of this Severance Agreement, are members of the Board of Trustees (the "Incumbent Trustees"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by Employer's

                                 6 of 20
                         shareholders, of any new member was approved by a vote of at least two-thirds of the Incumbent Trustees, such new member shall, for purposes of this Severance Agreement, be considered as a member of the Incumbent Trustees; provided, further, however, that no individual shall be considered a member of the Incumbent Trustees if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Trustees (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                   (iii) Approval by shareholders of Employer of

                         (A) A merger, consolidation or reorganization involving Employer, unless:

                              (1) the shareholders of Employer, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such merger or consolidation or reorganization (the "Surviving Person") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                              (2)  the individuals who were members of the
                                   Incumbent Trustees immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Person,

                              (3)  no Person (other than Employer or any
                                   Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by Employer, or any Subsidiary, or any Person which, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Person's then outstanding voting securities, and

                              (4)  a transaction described in clauses (1)
                                   through (3) shall herein be referred to as a "Non-Control Transaction;"

                         (B)  A complete liquidation or dissolution of Employer;
                              or

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

                         (C) An agreement for the sale or other disposition of all or substantially all of the assets of Employer to any Person (other than a transfer to a Subsidiary).

                   (iv) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by Employer which, by reducing the number of Voting Securities outstanding, increases the proportional number of Voting Securities Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by Employer, and after such share acquisition by Employer, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur; or (B) if Employer (1) establishes a wholly-owned subsidiary ("Holding Company"), (2) causes the Holding Company to establish a wholly-owned subsidiary ("Merger Sub"), and (3) merges with Merger Sub, with Employer as the surviving entity (such transactions collectively
                         are referred as the   "Reorganization").
                         Immediately   following the completion of the
                         Reorganization, all references to the Voting
                         Securities shall be deemed to refer to the voting securities of the Holding Company.

                   (v) Notwithstanding anything contained in this Severance Agreement to the contrary, if Employee's employment is terminated while this Severance Agreement is in effect and Employee reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Severance Agreement, the date of a Change in Control with respect to Employee shall mean the date immediately prior to the date of such termination of Employee's employment.

          (b)      Termination of Employment Following Change in Control.
                   -----------------------------------------------------
                   If a Change in Control of Employer occurs, Employee shall be entitled to the benefits provided in this Section 7
                   upon the subsequent   termination of Employee's
                   employment with Employer for any reason, either voluntarily or involuntarily, within six (6) months of such Change of Control, unless such termination is because of Employee's death, Disability or retirement. The term "Retirement" shall mean termination of employment in accordance with (x) a qualified employee pension or profit-sharing plan maintained by Employer, or (y) Employer's retirement policy in effect immediately prior to the Change in Control. For purposes of this
                   Section 7, Employee's employment shall be terminated by written notice

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

                   delivered by either Employer or Employee to the other party. The date of Employee's termination of employment shall be the earlier of the date of Employee's or Employer's written notice terminating Employee's employment with Employer, unless such notice shall specify an effective date of termination occurring later than the date of such notice, in which event such specified effective date shall govern ("Termination Date").

          (c)      Payment of Benefits upon Termination. If, after a Change in
                   ------------------------------------
                   Control has occurred, Employee's employment with Employer is terminated in accordance with Section 7(b) above, then Employer shall pay to Employee and provide Employee, his or her beneficiaries and estate, the following:

                   (i) Employer shall pay to Employee a single cash payment equal to the amount described in Section 2(d) above (without giving effect to any accelerated vesting which may have occurred as a result of the Change
                         in Control).   If Employee's employment is
                         terminated by Employee by a written notice which specifies a Termination Date at least five (5) business days later than the date of such notice, the payment shall be made on the Termination Date. If Employee gives less than five (5) business days notice, then such payment shall be made within five (5) business days of the date of such notice;

                   (ii) Employee shall receive Full Benefits for one (1) year following the Termination Date;

                   (iii) Employer, to the extent legally permissible, shall
                         continue to provide to Employee all other officer perquisites, allowances, accommodations of employment, and benefits on the same terms and conditions as such are from time to time made available generally to the other officers of Employer but in no event less than the highest level of the perquisites, allowances, accommodations of employment and benefits that were available to Employee during the last twelve (12) months of Employee's employment prior to the Change in Control for a period of one (1) year following the Termination Date;

                   (iv)  For the purposes of this Section  7(c),
                         Employee's   right to receive   officer perquisites,
                         allowances and accommodations of employment is intended to include (A) Employee's right to have Employer provide Employee for a period not to exceed six (6) months from Employee's Termination Date with a telephone number assigned to Employee at Employer's offices, telephone mail and a secretary to answer the telephone; provided, however, such benefits described in this Section 7(c)(iv)(A) shall not include an office or physical access to Employer's offices and will cease upon the commencement by Employee of employment with another employer, and (B) Employee's right to have Employer make available at Employer's expense to Employee at Employee's option the services of an employment search/outplacement agency selected by Employee for a period not to exceed six (6) months.

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

                   (v) Upon the occurrence of a Change in Control, all restrictions on the receipt of any option to acquire or grant of Voting Securities to Employee shall lapse and such option shall become immediately and fully exercisable. Notwithstanding any applicable restrictions or any agreement to the contrary, Employee may exercise any options to acquire Voting Securities as of the Change in Control by delivery to Employer of a written notice dated on or prior to the expiration of the stated term of the option.

          (d)      Redemption.
                   ----------

                   (i) Except as provided in subsection (ii) below, Employer shall within five (5) business days of receipt of written notice from Employee given at any time after the occurrence of a Change in Control but prior to the latest stated expiration date of any option held by Employee on the date of the Change in Control, redeem any Voting Securities held by Employee
                         (whether acquired by exercise of any such option or grant or otherwise), at a price equal to the average closing price of Voting Securities as quoted on the New York Stock Exchange, or if such Voting Securities are not listed thereon, then the average of the closing "bid" and "ask" prices per share in the over-the-counter securities market for the fifteen (15) trading days prior to the date of such notice;

                   (ii) If, during the fifteen (15) day trading period, Voting Securities are not listed, quoted or reported on any publicly traded securities market for at least two-thirds (2/3) of the days included in such period, then the redemption price shall be determined as follows: (A) Employee shall designate in a written notice to Employer an appraiser to appraise the value of the Voting Securities to be redeemed; (B) within ten (10) business days of receipt of such notice Employer shall designate an appraiser to appraise the value of the Voting Securities to be redeemed, (C) such designated appraisers shall together designate, within ten (10) business days of the date the appraiser is designated by Employer, a third appraiser to appraise the value of such Voting Securities, (D) each appraiser shall value such Voting Securities within twenty (20) business days of the designation of the third appraiser using generally accepted appraisal methods for valuing such securities based upon the value of all of Employer's assets less all of its liabilities without giving effect for any costs of liquidation or distress sale, if otherwise applicable, and (E) the average of the three (3) values determined by the three (3) appraisers shall constitute the price at which Employer must redeem the Voting Securities covered by Employee's written notice within five (5) business days of the completion of this appraisal process. All costs and expenses associated with any appraisal prepared pursuant to this Section 7(d)(ii) shall be borne entirely by Employer.

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

          (e)      Excise Tax Payments.
                   --------------------

                   (i) In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Code) that is provided for hereunder (other than the payment provided for in this Section 7(e)(i)) to be paid to or for the benefit of Employee (including, without limitation, the payments or benefits provided for under any provision of this Section 7) or payments or benefits under any other plan, agreements or arrangement between Employee and Employer (a
                         "Payment" or "Payments"), be determined or alleged to be subject to an excise or similar purpose tax pursuant to Section 4999 of the Code or any successor or other comparable federal, state, or local tax laws or any interest or penalties incurred by Employee with respect to such excise or similar purpose tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax") Employer shall pay to Employee such additional compensation as is necessary (after taking into account all federal, state and local taxes (including any interest and penalties imposed with respect to such taxes), including any income or Excise Tax, payable by Employee as a result of the receipt of such additional compensation) (a "Gross-Up Payment") to place Employee in the same after-tax position (including federal, state and local taxes) Employee would have been in had no such Excise Tax been paid or incurred.

                   (ii)  All mathematical determinations, and all
                         determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of
                         Section 280G of the Code), that are required to be made under this Section 7(e), including determinations as to whether a Gross-Up Payment is required, and the amount of such Gross-Up Payment, shall be made by an independent accounting firm selected by the Employee from among the six (6) largest accounting firms in the United States (the "Accounting Firm"), which shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter, both to
                         Employer and the Employee by no later than ten (10) days following the Termination Date, if applicable, or such earlier time as is requested by Employer or the Employee (if the Employee reasonably believes that any of the Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise
                         Tax is payable by the Employee, it shall furnish the Employee and Employer with a written statement that such Accounting Firm has concluded that no Excise
                         Tax is payable (including the reasons therefor) and that the Employee has substantial authority not to report any Excise Tax on her federal income tax return. If a Gross-Up Payment is determined to be payable, it shall be paid to the Employee within
                         twenty (20) days after the Determination   (and all
                         accompanying   calculations and other material
                         supporting the Determination) is delivered to Employer by the Accounting Firm. The cost of obtaining the Determination shall be borne by Employer, any determination by the Accounting Firm shall be binding upon Employer and the Employee, absent manifest error. Without

                                 11 of 20
                         limiting the obligation of Employer hereunder, Employee agrees, in the event that Employer makes a Gross-Up Payment to cover any Excise Tax, to negotiate with Employer in good faith with respect to procedures reasonably requested by Employer which would afford Employer the ability to contest the imposition of such Excise Tax; provided, however, that Employee will not be required to afford Employer any right to contest the applicability of any such Excise Tax to the extent that Employee reasonably determines (based upon the opinion of the Accounting Firm) that such contest is inconsistent with the overall tax interest of Employee.

                   (iii) As a result of the uncertainty in the application
                         of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred (A) upon notice (formal or informal) to Employee from any governmental taxing authority that Employee's tax liability (whether in respect of Employee's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which Employer has failed to make a sufficient Gross-Up Payment, (B) upon determination by a court, (C) by reason of determination by Employer (which shall include the position taken by Employer, together with its consolidated group, on its federal income tax return) or (D) upon the resolution of the Dispute to Employee's satisfaction. If an Underpayment occurs, Employee shall promptly notify Employer and Employer shall promptly, but in any event, at least five (5) days prior to the date on which the applicable governmental taxing authority has requested payment, pay to Employee an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties
                         (other than interest and penalties imposed by reason of Employee's failure to file a timely tax return or pay taxes shown due on Employee's return where such failure is not due to Employer's actions or omissions) imposed on the Underpayment.
                         An Excess Payment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments (or a portion thereof) with respect to which Employee had previously received a Gross-Up Payment. A "Final Determination" shall be deemed to have occurred when Employee has received from the applicable governmental taxing authority a refund of taxes or other reduction in Employee's tax liability by reason of the Excess Payment and upon either (x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds Employee and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (y) the statute of limitations with respect to Employee's applicable tax

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

                         return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by Employer to Employee and Employee shall pay to Employer on demand (but not less than ten (10) days after the determination of such Excess Payment and written notice has been delivered to Employee) the amount of the Excess Payment plus interest at an annual rate equal to the Applicable Federal Rate provided for in Section 1274(d) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to Employee until date of repayment of the Excess Payment to Employer.

                   (iv) Notwithstanding anything contained in this Section 7 to the contrary, in the event that, according to the Final Determination, an Excise Tax will be imposed on any Payment or Payments, Employer shall pay to the applicable governmental taxing authorities as Excise Tax withholding, the amount of the Excise Tax that Employer has actually withheld from the Payment or Payments.

          (f)      No Set-Off. After a Change in Control, Employer shall have no
                   ----------
                   right of set-off, reduction or counterclaim in respect of any debt or other obligation of Employee to Employer against any payment, benefit or other Employer obligation to Employee provided for in this Section 7 or pursuant to any other plan, agreement or policy.

          (g)      Interest on Amounts Payable.  After a Change of Control, if
                   -----------------------------
                   any amounts which are required or determined to be paid or payable or reimbursed or reimbursable to Employee under this Section 7 (or under any other plan, agreement, policy or arrangement with Employer) are not so paid promptly at the times provided herein or therein, such amounts shall accrue interest, compounded daily at the annual percentage rate which is three percentage points (3%) above the interest rate which is announced by The Riggs National Bank (Washington, D.C.) from time to time as its prime lending rate, from the date such amounts were required or determined to have been paid or payable or reimbursed or reimbursable to Employee until such amounts and any interest accrued thereon are finally and fully paid; provided, however, that in no event shall the amount of interest contracted for, charged or received hereunder exceed the maximum non-usurious amount of interest allowed by applicable law.

          (h)      Disputes;  Payment of Expenses.  At any time after a Change
                   -------------------------------
                   of Control, all costs and expenses (including legal, accounting and other advisory fees and expenses of investigation) incurred by Employee in connection with (i) any dispute as to the validity, interpretation or application of any term or condition of this Section 7,
                   (ii) the determination in any tax year of the tax consequences to Employee of any amounts payable (or reimbursable) under this Section 7, or (iii) the preparation of responses to an Internal Revenue Service audit of, and other defense of, Employee's personal income tax return for any year which is the subject of any such audit or an adverse determination, administrative proceeding or civil litigation arising therefrom that is occasioned by or related to an audit of the

                                    13 of 20

                   Internal Revenue Service of Employer's
                   income tax returns are, upon written demand by Employee, to be paid by Employer (and Employee shall be entitled, upon application to any court of competent jurisdiction, to the entry of a mandatory injunction, without the necessity of posting any bond with respect thereto, compelling Employer) promptly on a current basis (either directly or by reimbursing Employee). Under no circumstances shall Employee be obligated to pay or reimburse Employer for any attorneys' fees, costs or expenses incurred by Employer.

     8.   Confidentiality  - Employer's Obligations.  Unless Employee and
          ------------------------------------------
          Employer mutually agree on appropriate language for such purposes, in the event that Employee's employment is Terminated Without Cause pursuant to Section 2 above, With Cause pursuant to Section 4(a) above, or under circumstances described in Section 7, or Employee voluntarily resigns, Employer, except to the extent required by law, will not make or publish, without the express prior written consent of Employee, any written or oral statement concerning Employee's work related performance or the reasons or basis for the severing of Employee's employment relationship with Employer; provided, however, that the foregoing restriction is not applicable to information which was or became generally available to the public other than as a result of a disclosure by Employer.

     9.   Confidentiality - Employee's Obligations.  Employee acknowledges and
          ------------------------------------------
          reaffirms that Employee will comply with the terms of the confidentiality letter executed by Employee upon commencement of Employee's employment with Employer.

     10.  Payments. In the event of the termination of Employee's employment
          --------
          under circumstances described in Section 7, the severance payment made pursuant to that section shall be made as a lump sum payment. In the event of Employee's voluntary resignation other than under circumstances described in Section 7, severance payments made pursuant to this Severance Agreement shall be made pro rata on a monthly basis. All other severance payments payable to Employee pursuant to the terms of this Severance Agreement may be made either as a lump sum payment or pro rata on a monthly basis, at Employee's option.

     11.  Tax Withholding. Employer may withhold from any benefits payable under
          ----------------
          this Severance Agreement, and pay over to the appropriate authority, all federal, state, county, city or other taxes (other than any excise tax imposed under Section 4999 of the Code or any similar tax to which the indemnity provisions of Section 7(e) of this Severance Agreement shall apply) as shall be required pursuant to any law or governmental regulation or ruling.

     12.  Arbitration.
          ------------
          (a) Any controversy, claim or dispute arising out of or relating to this Severance Agreement or the breach thereof shall be settled by arbitration in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties irrevocably consent

                                    14 of 20
               to the jurisdiction
               of the federal and state courts located in Maryland for this purpose. Each such arbitration proceeding shall be located in Maryland.

          (b)  The arbitrator(s) may, in the course of the proceedings, order any provisional remedy or conservatory measure
              (including, without limitation, attachment, preliminary
               injunction or the eposit of specified security) that the arbitrator(s) consider to be necessary, just and equitable. The failure of a party to comply with such an interim order may, after due notice and opportunity to cure with such noncompliance, be treated by the arbitrator(s) as a default, and some or all of the claims or defenses of the defaulting party may be stricken and partial or final award entered against such party, or the arbitrator(s) may impose such lesser sanctions as the arbitrator(s) may deem appropriate. A request for interim or provisional relief by a party to a court shall not be deemed incompatible with the agreement to arbitrate or a waiver of that agreement.

          (c) The parties acknowledge that any remedy at law for breach of this Severance Agreement may be inadequate, and that, in the event of a breach by Employee of Sections 9 or 15, any remedy at law would be inadequate in that such breach would cause irreparable competitive harm to Employer. Consequently, in addition to any other relief that may be available, the arbitrator(s) also may order permanent injunctive relief, including, without limitation, specific performance, without the necessity of the prevailing party proving actual damages and without regard to the adequacy of any remedy at law.

          (d) In the event that Employee is the prevailing party in such arbitration, then Employee shall be entitled to reimbursement by Employer for all reasonable legal and other professional fees and expenses incurred by Employee in such arbitration or in enforcing the award, including reasonable attorney's fees.

          (e) The parties agree that the results of any such arbitration proceeding shall be conclusive and binding upon them.

     13.  Continued Employment. This Severance Agreement shall not confer upon
          ---------------------
          the Employee any right with respect to continuance of employment by Employer; provided, however, that Employer shall not, prior to February 15, 2001, (i) terminate Employee's employment other than with Cause (as "Cause" is defined in Section 4 hereof); or (ii) do any of the things described in Section 2(b)(i) or 2(b)(iii) which would entitle Employee to resign and receive a severance payment pursuant to Section 2(d) of this Agreement.

     14.  Mitigation. Employee shall not be required to mitigate the amount of
          -----------
          any payment, benefit or other Employer obligation provided for in this Severance Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Employee in any subsequent employment.

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

1.5 Restrictions on Competition; Solicitation; Hiring.
    --------------------------------------------------

    (a) During the term of his or her employment by or with Employer, and for one (1) year from the date of the termination of Employee's employment with Employer (the "Post Termination Period"), Employee shall not, without the prior written consent of Employer, for himself or herself or on behalf of or in conjunction with any other person, persons, company, firm, partnership, corporation, business, group or other entity (each, a "Person"), work on or participate in the acquisition, leasing, financing, pre-development or development of any project or property which was considered and actively pursued by Employer or its affiliates for acquisition, leasing, financing, pre-development or development within one year prior to the date of termination of Employee's employment.

    (b) During the term of his or her employment by or with Employer, and thereafter during the Post Termination Period, Employee shall not, for any reason whatsoever, directly or indirectly, for himself or herself or on behalf of or in conjunction with any other Person:

            (i) so that Employer may maintain an uninterrupted workforce, solicit and/or hire any Person who is at the time of termination of employment, or has been within six (6) months prior to the time of termination of Employee's employment, an employee of Employer or its affiliates, for the purpose or with the intent of enticing such employee away from or out of the employ of Employer or its affiliates, provided that Employee shall be permitted to call upon and hire any member of the Employee's immediate family;

            (ii) in order to protect the confidential information and proprietary rights of Employer, solicit, induce or attempt to induce any Person who or that is, at the time of termination of Employee's employment, or has been within six (6) months prior to the time of termination of Employee's employment, an actual customer, client, business partner, property owner, developer or tenant or a prospective customer, client, business partner, property owner, developer or tenant (i.e. , a customer, client, business partner, property owner, developer or tenant who is party to a written proposal or letter of intent with Employer, in each case written less than six (6) months prior to termination of Employee's employment) of Employer, for the purpose or with the intent of (A) inducing or attempting to induce such Person to cease doing business with Employer or its affiliates, or (B) in any way interfering with the relationship between such Person and Employer or its affiliates; or

            (iii) solicit, induce or attempt to induce any Person who is or that is, at the time of termination of Employee's employment, or has been within six (6) months prior to the time of termination of Employee's employment, a tenant, supplier, licensee or consultant of, or provider of goods or services to Employer or its affiliates, for the purpose or with the intent of (A) inducing or attempting to induce such Person to cease doing business with

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

                    Employer or its affiliates or (B) in any way interfering with the relationship between such Person and Employer or its affiliates.

    (c) The above notwithstanding, the restrictions contained in subsections (a) and (b) above shall not apply to Employee in the Post-Termination Period in the event that Employee has ceased to be employed by Employer under circumstances described in Section 7 of this Severance Agreement.

    (d) Because of the difficulty of measuring economic losses to Employer as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to Employer for which it would have no other adequate remedy, Employee agrees that the foregoing covenants, in addition to and not in limitation of any other rights, remedies or damages available to Employer at law, in equity or under this Agreement, may be enforced by Employer in the event of the breach or threatened breach by Employee, by injunctions and/or restraining orders. If Employer is involved in court or other legal proceedings to enforce the covenants contained in this Section 15, then in the event Employer prevails in such proceedings, Employee shall be liable for the payment of reasonable attorneys' fees, costs and ancillary expenses incurred by Employer in enforcing its rights hereunder.

    (e)     It is agreed by the parties that the covenants contained in this
            Section 15 impose a fair and reasonable restraint on Employee in light of the activities and business of Employer on the date of the execution of this Agreement and the current plans of Employer; but it is also the intent of Employer and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of Employer and its affiliates throughout the term of these covenants.

    (f) It is further agreed by the parties hereto that, in the event that Employee shall cease to be employed hereunder, and enters into a business or pursues other activities that, at such time,are not in competition with Employer or its affiliates or with any business or activity which Employer or its affiliates contemplated pursuing, as of the date of termination of Employee's employment, within twelve (12) months from such date of termination, or similar activities or business in locations the operation of which, under such circumstances, does not violate this Section 15 or any of Employee's obligations under this Section 15, Employee shall not be chargeable with a violation of this Section 15 if Employer or its affiliates subsequently enter the same (or a similar) competitive business, course of activities or location, as applicable.

    (g) The covenants in this Section 15 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that such court deems reasonable, and the Agreement shall thereby be reformed to reflect the same.

                                   17 of 20

    (h) All of the covenants in this Section 15 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against Employer whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by Employer of such covenants. It is specifically agreed that the Post Termination Period, during which the agreements and covenants of Employee made in this Section 15 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Section 15.

    (i) Notwithstanding any of the foregoing, if any applicable law, judicial ruling or order shall reduce the time period during which Employee shall be prohibited from engaging in any competitive activity described in Section 15 hereof, the period of time for which Employee shall be prohibited pursuant to Section 15 hereof shall be the maximum time permitted by law.

16. No Assignment. Neither this Severance Agreement nor any right, remedy,
    --------------
    obligation or liability arising hereunder or by reason hereof shall be assignable by either Employer or Employee without the prior written consent of the other party; provided, however, that this provision shall not preclude Employee from designating one or more beneficiaries to receive any amount that may be payable after Employee's death and shall not preclude Employee's executor or administrator from assigning any right hereunder to the person or persons entitled thereto; provided, further, that in connection with a voluntary transfer, the Employer may assign this Severance Agreement (and its rights, remedies, obligations, and liabilities) to an affiliate of the Employer without the consent of the Employee in connection with a spin off of such affiliate (whether by a transfer of shares of beneficial ownership, assets, or other substantially similar transaction) to all or substantially all of the shareholders of the Employer (a "Spin-off") and, upon such assignment, the affiliate shall be deemed the Employer for all purposes of this Severance Agreement. This Severance Agreement shall not be terminated either by the voluntary or involuntary dissolution or the winding up of the affairs of Employer, or by any merger or consolidation wherein Employer is not the surviving entity, or by any transfer of all or substantially all of Employer's assets on a consolidated basis. In the event of any such merger, consolidation or transfer of assets, the provisions of this Severance Agreement shall be binding upon and shall inure to the benefit of the surviving entity or to the entity to which such assets shall be transferred.

17. Amendment. This Severance Agreement may be terminated, amended, modified or
    ----------
    supplemented only by a written instrument executed by Employee and Employer.

18. Waiver. Either party hereto may by written notice to the other: (i) extend
    -------

    the time for performance of any of the obligations or other actions of the other party under this Severance Agreement; (ii) waive compliance with any of the conditions or covenants of the other party contained in this Severance Agreement; (iii) waive or modify performance of any of the obligations of the other party under this Severance Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Severance Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with

                                   18 of 20
    any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Severance Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach. No failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights to exercise the same any subsequent time or times hereunder.

19. Severability. In case any one or more of the provisions of this Severance
    -------------
    Agreement shall, for any reason, be held or found by determination of the arbitrator(s) pursuant to an arbitration held in accordance with Section 12 above to be invalid, illegal or unenforceable in any respect (i) such invalidity, illegality or unenforceability shall not affect any other provisions of this Severance Agreement, (ii) this Severance Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and (iii) if the effect of a holding or finding that any such provision is either invalid, illegal or unenforceable is to modify to Employee's detriment, reduce or eliminate any compensation, reimbursement, payment, allowance or other benefit to Employee intended by Employer and Employee in entering into this Severance Agreement, Employer shall promptly negotiate and enter into an agreement with Employee containing alternative provisions (reasonably acceptable to Employee), that will restore to Employee (to the extent legally permissible) substantially the same economic, substantive and income tax benefits Employee would have enjoyed had any such provision of this Severance Agreement been upheld as legal, valid and enforceable. Failure to insist upon strict compliance with any provision of this Severance Agreement shall not be deemed a waiver of such provision or of any other provision of this Severance Agreement.

20. Governing Law. This Severance Agreement has been executed and delivered in
    --------------
    the State of Maryland and its validity, interpretation, performance and enforcement shall be governed by the laws of said State; provided, however, that any arbitration under Section 12 hereof shall be conducted in accordance with the Federal Arbitration Act as then in force.

21. No Attachment. Except as required by law, no right to receive payments
    --------------
    under this Severance Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or the execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

22. Source of Payments. All payments provided under this Severance Agreement
    -------------------
    shall be paid in cash from the general funds of Employer, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment.

23. Headings. The section and other headings contained in this Severance
    ---------
    Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Severance Agreement.

24. Notices. Any notice required or permitted to be given under this Severance
    --------
    Agreement shall be in writing and shall be deemed to have been given when delivered in person or when deposited in the U.S. mail, registered or certified, postage prepaid, and mailed to Employee's addresses set forth herein and the business address of Employer, unless a

                                   19 of 20
    party changes its address for receiving notices by giving notice in accordance with this Section, in which case, to the address specified in such notice.

25. Counterparts. This Severance Agreement may be executed in multiple
    -------------
    counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

26. Entire Agreement. Except as may otherwise be provided herein, this
    -----------------
    Severance Agreement supersedes any and all prior written agreements existing between Employer and Employee with regard to the subject matter hereof.

    IN WITNESS WHEREOF, the parties have executed and delivered this Severance Agreement to be effective as of the day and year indicated above.

                                        --------------------------------------
                                        Employee's Signature

                                        Employee's Permanent Address:
                                        2930 28th Street, N.W.
                                        Washington, DC 20008

                                        FEDERAL REALTY INVESTMENT TRUST

                                        By:___________________________________

                                        Name: ________________________________

                                        Title:________________________________

                                        Address:     1626 East Jefferson Street
                                                     Rockville, Maryland  20852

                                   20 of 20

March 1, 2002



Mr. Ron D. Kaplan
7909 Greentree Road
Bethesda, Maryland 20817

Dear Ron:

         This letter agreement will set forth the terms of the termination of your employment with Federal Realty Investment Trust (the "Trust"):

         1. Your employment was terminated without cause pursuant to the Amended and Restated Severance Agreement dated March 6, 1998 between you and the Trust (the "Severance Agreement") effective March 1, 2002 (the "Termination Date"). You and the Trust acknowledge that you have been paid through the Termination Date and that the Trust owes you payment for all accrued unused vacation as of the Termination Date, plus an additional eleven vacation days.

         2. The Trust will make a severance payment to you in the amount of $1,035,400 pursuant to Section 3(d) of your Severance Agreement. You agree that the above amount is the correct amount payable under that section of your Severance Agreement. Your severance payment will be payable in a lump sum on the date on which this letter agreement becomes effective and enforceable (i.e., the day after the expiration of the revocation period referred to in paragraph 15 below without your having revoked this letter agreement). You will also be entitled to all benefits and balances under your 401-K and Non-Qualified Deferred Compensation plans.

         3. You will receive Full Benefits as described in Section 3(e) of the Severance Agreement for the periods specified in Section 3(e) plus an additional period of seven (7) months.

         4. You will receive outplacement services as described in Section 3(h) for a period not to exceed six (6) months and beginning on any date elected by you in writing during the sixteen (16) month period commencing on the Termination Date.

         5. You will receive the perquisites described in Section 3(i) of the Severance Agreement beginning September 30, 2002.

         6. Effective as of the Termination Date, you will receive loan forgiveness described in Section 3(f) of the Severance Agreement as well as loan forgiveness provided for upon termination of your employment without cause under the performance share award, restricted share award, share purchase plan and option agreements between you and the Trust. It is hereby acknowledged and agreed that the balance of your outstanding indebtedness to the Trust as of the Termination Date, after giving effect to the debt forgiveness triggered by your Termination Without Cause, is $1,729,988.50 ("Total Outstanding Debt") and this amount, and the debt forgiveness, is itemized on Exhibit A.

         7. The Trust has agreed to modify and extend the terms of your obligation to repay the Total Outstanding Debt as follows: the Total Outstanding Debt will bear interest at a fixed annual rate of 5.85% and will have a maturity date of September 30, 2007, unless earlier forgiven or prepaid and will require interest-only quarterly payments of $25,301.08, which shall be due and payable on each January 15th, April 15th, July 15th and October 15th during the Term; the obligation will be recourse to you and you shall maintain collateral in the form of unencumbered Federal Realty stock or cash or any cash equivalent having a then current market value of not less than 110% of the outstanding loan balance. The sufficiency of Collateral will be evaluated as of March 1 of each year during the term of the loan. In the event that the value of the Collateral is less than 100% of the outstanding loan balance as of March 1, you will post additional Collateral as required in order to satisfy this requirement. In the event that the value of the Collateral exceeds 110% of the outstanding loan balance as of March 1, excess Collateral will be released at your request. If the Trust contemplates a change in control (as that term is defined in the Trust's 2001 Long-Term Incentive Plan) prior to September 30, 2007, the Trust may, but shall have no obligation to, engage you in connection with such transaction, and, if the Trust does so engage you pursuant to a written agreement signed by you and Steve Guttman or any Executive Officer on behalf of the Trust, the outstanding principal balance of the Total Outstanding Debt will be forgiven in full in the event that the change in control transaction is completed on or before September 30, 2007. In consideration for the modifications and extension provided herein and the cancellation of all existing promissory notes which previously evidenced the Total Outstanding Debt, you will execute, concurrently herewith, the Full Recourse Secured Promissory Note and Share Pledge Agreement in the forms attached hereto as Exhibit B, evidencing and securing your obligation with respect to the Total Outstanding Debt.

         8. Effective as of the Termination Date, you will receive the accelerated vesting of stock options, performance shares and restricted shares, pursuant to Section 3(g) of your Severance Agreement and other agreements between you and the Trust, as itemized in Exhibit C hereto (and the options may be exercised for a period of seven months commencing on the date first set forth above, plus the period specified in such agreements).

         9. It is acknowledged and agreed that the Split Dollar Life Insurance Agreement between you, the Trust and the Ronald D. Kaplan Family Trust shall remain in full force and effect in accordance with the Split Dollar Life Insurance Agreement.

         10. The Trust may withhold from any amounts payable under this letter agreement, and pay over to the appropriate authority, all federal, state, county, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         11. You understand and acknowledge that the payments provided for in this letter agreement are the only payments to which you will be entitled and that they exceed the payments and benefits to which you were otherwise entitled. In consideration of these payments, you agree that you will not be entitled to collect unemployment compensation. You acknowledge and recognize that in agreeing to provide you with the payments provided under this letter agreement, the Trust in no way admits any wrongdoing or liability to you arising out of any basis, including but not limited to your employment and/or ending of employment with the Trust.

        12. You acknowledge that the Trust's business reputation in the real estate industry and the morale of its employees are of great value to the Trust. Thus, in consideration of the payments provided under this letter agreement, you agree that (a) you will not disparage the Trust, its affiliates or its and their officers, directors, trustees or employees, and (b) you will comply with all the terms and conditions of the confidentiality letter you executed as a condition of employment with the Trust (a copy of which is attached to this letter agreement as Attachment A) and you will not divulge and will keep confidential all proprietary and private information regarding the Trust which was made known to you during your employment, other than any disclosure required by any law or regulation, court of competent jurisdiction, recognized subpoena power, or governmental agency or authority, or to the extent necessary for Kaplan to enforce Federal's obligations hereunder.

        The Trust acknowledges your reputation and its great value to you. The Trust agrees that neither it nor its officers, directors, trustees, or agents will disparage your work performance or ethic or your integrity, or otherwise comment upon you unfavorably; and that neither it nor its officers, directors, trustees, or agents will make or publish, without your express prior written consent, any disparaging written or oral statement concerning you or your work performance or ethic or your integrity.

         13. You agree to return to the Trust all items containing proprietary information or trade secrets and any other property belonging to the Trust on or before the last day of the Term of the Consulting Agreement between you and the Trust. Notwithstanding the foregoing, you may retain, as your personal property, the Compaq Armada M300 laptop computer and docking station that the Trust provided for your use ("Computer"), provided that you must present the Computer to Lisa Denson on or before the last day of the Term of the Consulting Agreement so that she may delete any proprietary or confidential information stored thereon.

         14. In consideration of the mutual promises of the parties and of the payments and other benefits promised herein by the Trust, you agree to release the Trust, all affiliated companies, and all employees, representatives, officers, trustees and directors of those entities of any and all claims or causes of action which you could assert arising, directly or indirectly, out of, or in any way connected with, based upon, or related to your employment by the Trust or your retirement under all statutes, laws, and regulations, whether, federal, state or local by executing a Release (in the form attached to this letter agreement as Attachment A) simultaneously with the execution of this letter agreement, and the Release shall be attached to and form a part of this letter agreement.

         15. You acknowledge that you have been given at least twenty-one (21) days to consider this letter agreement, that you have seven (7) days from the date you sign this letter agreement in which to revoke it, and that this letter agreement will not be effective or enforceable until after the seven-day revocation period ends without your revocation of it. Revocation can be made by delivery of a written notice of revocation to Nancy Herman, Senior Vice President - General Counsel, on or before the seventh calendar day after you sign this letter agreement.

         16. This letter agreement (i) supersedes all other agreements between you and the Trust with regard to the subject matter hereof, (ii) will be governed by and interpreted under the laws of Maryland, and (iii) will become final and binding on both parties only upon full execution by both parties, your execution of the Release and the passage of the seven-day revocation period without your revocation.

         It has been an honor and a pleasure working with you, Ron. On behalf of myself, the other officers and employees of the Trust, and the Board of Trustees, I want to thank you for your many years of devoted and very professional service to the Trust. We wish you all the best in your future endeavors.

WITNESS:                            FEDERAL REALTY INVESTMENT TRUST


______________________________      By: ______________________________________
                                        Nancy J. Herman
                                        Senior Vice President-General Counsel
                                        and Secretary

WITNESS:


______________________________          ______________________________________
                                        Ron D. Kaplan
                                        Date of Signature: ___________________

                                                                    ATTACHMENT A

                                     RELEASE

This Release, entered into and effective for all purposes as of this ____ day of March, 2002, between Ron D. Kaplan ("Employee") and Federal Realty Investment Trust ("Employer"),

         KNOW ALL MEN BY THESE PRESENTS THAT:

         A. In consideration of Employer's agreement to make the payments and to provide other benefits to Employee as set forth in a letter agreement dated March 1, 2002, the receipt and sufficiency of which are hereby acknowledged, Employee hereby irrevocably and unconditionally releases, remits, acquits, and discharges Employer and any affiliate of Employer and its present and former officers, Trustees, agents, employees, contractors, successors and assigns (separately and collectively "releasees"), jointly and individually, from any and all claims, known or unknown, which Employee, her heirs, successors or assigns have or may have against releasees and any and all liability which the releasees may have to her whether called claims, demands, causes of action, obligations, damages or liabilities arising from any and all basis, however called, including but not limited to claims of discrimination under any federal, state or local law, rule or regulation. This release relates to claims known or unknown arising prior to and during Employee's employment by Employer, whether those claims are past or present, whether they arise from common law, contract or statute, whether they arise from labor laws or discrimination laws, or any other law, rule or regulation, provided, however, that this release does not apply to any rights or claims that may arise after the date of this Release. Employee specifically acknowledges that this release is applicable to any claim under the CIVIL RIGHTS ACT OF 1964, as amended, the AGE DISCRIMINATION IN EMPLOYMENT ACT, as amended, and/or the AMERICANS WITH DISABILITIES ACT. This release is for any relief, no matter how called, including but not limited to reinstatement, wages, back pay, front pay, severance pay, compensatory damages, punitive damages or damages for pain or suffering, or attorney fees.

         B. Subject to Paragraph D. below, Employer and its successors and assigns hereby irrevocably and unconditionally release, remit, acquit, and discharge Employee from any and all claims, known or unknown, which Employer has or may have against Employee and any and all liability which Employee may have to it whether called claims, demands, causes of action, obligations, damages or liabilities arising from any and all basis, however called. This release relates to claims known or unknown arising prior to and during Employee's employment by Employer, whether those claims are past or present, whether they arise from common law, contract or statute, whether they arise from labor laws or discrimination laws, or any other law, rule or regulation, provided, however, that this release does not apply to any rights or claims that relate to events occurring after the date of this Mutual Release. This release is for any relief, no matter how called, including but not limited to compensatory damages, punitive damages or damages for pain or suffering, or attorney fees.

         C. Employee represents that he has not filed any administrative or judicial claim or complaint against releasees. Employer represents that it has filed no administrative or judicial claim or complaint against Employee.

         D. This Release shall be and remain in effect despite any alleged breach of the letter agreement or the discovery or existence of any new or additional fact or any fact different from that which Employee or Employer or their counsel now know or believe to be true. Notwithstanding the foregoing, nothing in this Release shall be construed as or constitute a release of Employee's or Employer's rights to enforce the terms of the letter agreement, or to seek relief, including but not limited to any damages, for any breach of the letter agreement.

         E. Employee acknowledges that he has read the foregoing Release; that he has had a right to consult an attorney, and has been encouraged by the Employer to review this Release with an attorney; that he has been given a period of not less than 21 days in which to consider this Release; that he understands it; and that he accepts and agrees to all the provisions contained herein. Employee understands that this Release sets forth the entire understanding of the parties, and he acknowledges that he has not relied upon any other representations or promises in entering into this Release.

         Employee may revoke this Release at any time during the seven days immediately following his execution of the Release, after which time the Release shall be irrevocable and enforceable in any court of competent jurisdiction.

         IN WITNESS WHEREOF, the parties have executed this Release as of the date first above written.

                                        ______________________________________
                                        Ron D. Kaplan

                                        FEDERAL REALTY INVESTMENT TRUST

                                        By: ___________________________________
                                        Title:

                                    EXHIBIT A
                                    ---------
                             TOTAL OUTSTANDING DEBT
                             ----------------------

                                                  Debt Forgiven On     Total Outstanding
                                 Existing Debt        TWOC/1/                Debt
                                --------------    ----------------     -----------------
Stock Option Loans              $1,104,988.50       $         0           $1,104,988.50
Share Purchase Loans and
 Associated Tax Loans           $  750,000.00       $125,000.00           $  625,000.00
Tax Loans on Restricted Shares  $  333,377.19       $333,377.19           $           0
Tax Loans on Performance
Shares                          $  398,656.25       $398,656.25           $           0
                                -------------       -----------           -------------
Total                           $2,587,021.94       $857,033.44           $1,729,988.50
                                -------------       -----------           -------------

                              Newly Created Debt       Debt Forgiven
                              as a Result of TWOC         on TWOC
                              -------------------      -------------
Tax Loans on Restricted
 Shares                           $393,251                $393,251
Tax Loans on Performance
 Shares                           $314,500                $314,500
                                  --------                --------
Total                             $707,751                $707,751
                                  --------                --------

------------------
/1/ "TWOC" refers to Termination Without Cause, as defined in Section 3 of Ron Kaplan's Amended and Restated Severance Agreement.

                                    EXHIBIT B
             FORM OF FULL RECOURSE SECURED PROMISSORY NOTE AND STOCK
                                PLEDGE AGREEMENT

                                    EXHIBIT C
                               ACCELERATED VESTING


TYPE OF AWARD                                       ACCELERATION
---------------------------------------------       ----------------------------------------------------

Performance Share Award Agreements                  Accelerated vesting of remaining 25,000 shares
---------------------------------------------       ----------------------------------------------------
Restricted Share Award Agreements
 (Service Awards)                                   Accelerated vesting of remaining 29,950 shares
---------------------------------------------       ----------------------------------------------------
Restricted Share Award Agreements (Bonus)           Accelerated vesting of 4,805 shares
---------------------------------------------       ----------------------------------------------------
Options                                             Accelerated  vesting of 69,999  options;  vested
                                                     options are exercisable for 12 months
---------------------------------------------       ----------------------------------------------------

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is made as of the _1st___ day of March, 2002, by and between Federal Realty Investment Trust, with an address of 1626 East Jefferson Street, Rockville, MD 20852 ("Federal") and Ron
D. Kaplan, an individual with an address of 7909 Greentree Road, Bethesda, Maryland 20817 ("Kaplan ").

         WHEREAS Federal desires to engage Kaplan to serve as a consultant to Federal and Kaplan desires to so serve as a consultant to Federal.

         NOW THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Appointment as Independent Consultant. Federal agrees to engage
            -------------------------------------
Kaplan as an independent consultant, for the purposes set forth in Paragraph 3 of this Agreement (the "Services"). The parties acknowledge and agree that Kaplan's employment with Federal was terminated effective March 1, 2002 and that nothing in this Agreement shall constitute or be construed as constituting, creating or extending an agency, partnership, master-servant or employer-employee relationship between Federal and Kaplan. Federal shall not be liable for any act or omission of Kaplan or for any obligation or debt incurred by Kaplan, unless the same shall have been authorized by any Executive Officer of Federal.

         2. Term. The term of this Agreement shall commence on March 1, 2002,
            ----
and shall continue through September 30, 2002 or the Termination Date ("Term"). Kaplan shall return to Federal any and all records, reports, documents and other materials relating to the Services that are in his possession or control, by overnight courier within twenty-four (24) hours after the first to occur of: (i) a request by Federal, or (ii) the Termination Date, or (iii) September 30, 2002. Federal shall promptly reimburse Kaplan for actual charges incurred to deliver such materials.

         3. Services. Kaplan agrees to use reasonable best efforts to complete
            --------
each and all of the following Services, to the reasonable satisfaction of Steven Guttman (or such other Federal designee as may be appointed by the Chief Executive Officer of Federal) on or before September 30, 2002. Kaplan shall devote the time required as determined in his reasonable discretion to complete the Services.

            a. Transition all matters, projects and other business for which Kaplan was responsible during the term of his employment with Federal to Don Wood and Larry Finger and other designated employees.

            b. Renegotiate the Santana Row construction loan on terms acceptable to Federal.

          4. Consulting Fees, Expenses and Support.
             -------------------------------------

            a. Federal agrees to pay Kaplan a consulting fee of $27,100 per month for each month of the Term, payable in equal installments on the 1st and 15th of each month in arrears, with the first payment due on March 15, 2002 ("Consulting Fee").

            b. Kaplan will be eligible to receive a success fee ("Success Fee"), the target amount of which shall be $500,000, payable promptly after Kaplan procures on behalf of the Trust a restructured Santana Row construction loan on terms acceptable to the Trust, provided that Steve Guttman (or, in the event he is incapacitated his successor) recommends and the Compensation Committee approves the payment of the Success Fee.

            c. During the Term of this Agreement, Federal will provide Kaplan with his current office space in Federal's Rockville, Maryland office, as well as administrative support (which may be shared), computer services (with a connection to Federal's network), a phone, fax and other items and services that Kaplan had available to him prior to February 28, 2002 and necessary to enable Kaplan to perform the Services. Notwithstanding anything to the contrary in the preceding sentence, Federal will not terminate Kaplan's existing administrative assistant, Karen Fox ("Fox") without cause prior to June 1, 2002, and she will continue to support Kaplan through June 1, 2002 (or earlier if she elects to terminate her employment or is terminated with cause). Federal agrees that in the event that Federal terminates Fox effective June 1, 2002, she will be notified of the termination on or about April 15, 2002 and will receive a severance payment equal to four (4) weeks' base salary in exchange for a release of claims.

            d. Federal will reimburse Kaplan or pay directly in accordance with Federal's Travel and Entertainment Policy, all reasonable costs and expenses necessary in connection with the performance of the Services hereunder, such as out of town travel and related expenses, provided that any expenditures in excess of $5,000 per month must be expressly authorized by Federal in advance.

          5. Confidentiality and Nondisclosure.
             ---------------------------------

            a. In connection with the performance of the Services, Kaplan acknowledges that he may have access to Federal's confidential information and other secret or confidential matters relating to the business of Federal or its affiliates. "Confidential Information" means any information, oral or written, that is not generally known outside of Federal and/or its affiliates. It is understood that all such information shall have been received by Kaplan in confidence and Kaplan specifically agrees to retain all such information in strict confidence, disclosing it to no third party (other than Federal) and making no use of that information for Kaplan's own benefit or for any purpose whatsoever (other than as contemplated herein), without express written authorization from Federal, other than any disclosure required by any law or regulation, court of competent jurisdiction, recognized subpoena power, or governmental agency or authority, or to the extent necessary for Kaplan to enforce Federal's obligations hereunder.

            b. The terms of this Confidentiality and Nondisclosure agreement shall survive the termination of Kaplan's association with Federal, regardless of the manner of such termination.

         6. Ownership of Intellectual Property. Kaplan shall perform the
             ----------------------------------
Services solely for the benefit of Federal and it is the parties' intent that Federal shall own all title in all material and works created by Kaplan under this Agreement (the "Works"). Kaplan hereby assignees to Federal all of Kaplan's right, title and interest, including copyright, throughout the world, in and to all such Works, including the rights to bring suit or make any claim in Federal's name for prior or future infringement of rights in the Works. Kaplan further agrees, at the request and expense of Federal or its successor in interest, to do all lawful acts which may be required for obtaining and enforcing copyright rights in the Works and otherwise to aid Federal or its successor in enforcing rights in the Works.

         7. Governing Law. Any controversy or claim arising out of or relating
            -------------
to this Agreement, or the breach thereof, shall be governed by the laws of Maryland.

         8. Assignability. It is understood that the Services provided hereunder
            -------------
are personal to Kaplan. Therefore, Kaplan may not assign, transfer or sell his rights under this Agreement, or delegate his duties hereunder unless as expressly provided herein or otherwise with the prior written consent of Federal. Any attempted assignments or delegation without such consent shall be void and without effect.

         9. Termination. Federal may terminate this Agreement by written notice
            -----------
to Kaplan in the event that Kaplan engages in willful misconduct, bad faith or gross negligence in the performance of the Services which conduct results in actual injury to Federal, in which event Federal's obligation to pay, and Kaplan's right to receive, the Consulting Fee and the Success Fee shall terminate as of the date of termination. Kaplan may terminate this Agreement by written notice to Federal in the event that Federal engages in willful misconduct, bad faith or gross negligence in connection with this Agreement, which conduct results in actual injury to Kaplan, in which event Kaplan's obligation to provide the Services shall terminate and Federal shall promptly pay to Kaplan the balance of the Consulting Fee and the Success Fee. Kaplan may terminate this Agreement by written notice to Federal for any other reason, in which event Kaplan's obligation to provide the Services shall terminate and Federal's obligation to pay Kaplan the balance of the Consulting Fee and the Success Fee shall also terminate. The effective date of any termination pursuant to this provision shall herein be referred to as the "Termination Date". These rights shall be in addition to and not in lieu of any other right or remedy otherwise available for any breach of this Agreement.

         10. Indemnification. Federal hereby agrees to indemnify and hold Kaplan
             ---------------
harmless from and against all claims, liabilities, losses, damages and expenses incurred or arising out of Kaplan's performance of the Services pursuant to this Agreement to the fullest extent permitted under Maryland law, except for any claim, liability, loss, damage or expense that relates to or arises from any action or failure to act by Kaplan constituting willful misconduct, bad faith or gross negligence.

         11. Limited Liability. The parties hereto agree that the obligations of
             -----------------
Federal under
this Agreement are not binding upon any of the trustees, officers or shareholders of Federal individually. The parties to this Agreement agree that no trustee, officer or shareholder of Federal may be held personally liable or responsible for any obligations of Federal arising out of this Agreement.

          12. Entire Agreement. This Agreement represents the entire agreement
              ----------------
between the parties hereto with regard to the subject matter hereof. Any modifications, amendments or waivers of any of the provisions, herein shall be effective only if made in writing and duly signed by each party.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                     FEDERAL REALTY INVESTMENT TRUST

                                     ------------------------------------------
                                     By: Nancy J. Herman
                                     Its:  Senior Vice President-General Counsel


                                     -------------------------------------------
                                     Ron D. Kaplan

                      FULL RECOURSE SECURED PROMISSORY NOTE
                      -------------------------------------

$1,729,988.50                                                   March 14, 2002


         FOR VALUE RECEIVED, the undersigned, Ron D. Kaplan (the "Maker"), promises to pay to the order of Federal Realty Investment Trust, a Maryland real estate investment trust (the "Trust"), on the Maturity Date (as defined herein), the aggregate principal sum of One Million Seven Hundred Twenty-nine Thousand Nine Hundred Eighty-eight Dollars and Fifty Cents ($1,729,988.50).

         1.       Letter Agreement. This Note is the promissory note referred to
                  ----------------
in section 7 of the certain letter agreement dated as of March 1, 2002 by and between Maker and the Trust (the "Letter Agreement"). Maker is executing and delivering this Note as required pursuant to the terms of the Letter Agreement.

         2.       Interest. Interest on the outstanding principal amount of this
                  --------
Note shall be payable at the rate of 5.85% per annum. Interest shall be due and payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year for so long as any principal amount remains outstanding. All payments under this Note shall be made to the order of the Trust at the address listed in
Section 9, or such other address as the Trust may designate in writing to the Maker.

         3.       Maturity Date. The principal balance of and all accrued and
                  -------------
unpaid interest on this Note shall be paid in full on the earliest of: (a) September 30, 2007 or (b) the occurrence of any Event of Default (as defined herein) (the "Maturity Date").

         4.       Payment. This Note, as well as any accrued interest hereunder,
                  -------
may be prepaid at any time in full or from time to time in part, without premium or penalty. In the event of any prepayment, such prepayment shall be applied first toward accrued and unpaid interest hereon, and any balance shall then be applied to the unpaid principal balance hereof. In the event of any partial prepayment, the Trust shall prepare and attach a schedule to this Note which reflects the adjusted balance of the principal and accrued interest on this Note. Except as set forth in Section 5 of this Note, all payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Maker, or his successors and assigns, waives diligence, presentment for payment, demand, protest, and notice of protest, dishonor and nonpayment of this Note and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Maker hereunder.

         This Note will be forgiven in full, pursuant to section 7 of the Letter Agreement if the Trust engages the Maker pursuant to a written agreement signed by the Maker and Steve Guttman or any Executive Officer on behalf of the Trust in connection with a contemplated change in control (as that term is defined in the Trust's 2001 Long-Term Incentive Plan) prior to September 30, 2007 and the change in control transaction is completed on or before September 30, 2007.

         5.       Payment in Common Shares. In addition to payment pursuant
                  ------------------------
to paragraph 4 above, this Note may also be paid in full or in part by the Maker at any time or from time to time by either (a) the surrender to the Trust for cancellation of a certificate or certificates registered in the name of the Maker (or his successors or assigns) representing the Trust's common shares of beneficial interest, par value $.01 per share ("Common Shares"), or (b) the delivery by the Maker to the Trust of a written instrument notifying the Trust of the Maker's intent to surrender for cancellation of a specified number of the Pledged Shares (as defined below) then held by the Trust pursuant to the terms of the Pledge Agreement (as defined below) for the purpose of making such payment. In either case, the aggregate amount of the accrued but unpaid interest and principal, if any, to be paid shall be calculated based on the aggregate Value (as defined below) of the Common Shares surrendered or to be surrendered for cancellation by the Trust. For purposes of this Note, "Value" shall mean the product of the number of Common Shares so delivered, multiplied by the Fair Market Value of a Common Share. "Fair Market Value" shall mean 100% of the closing sale price of the Trust's common shares of beneficial interest (as reported on The New York Stock Exchange's Composite Transactions Tape) for the trading day immediately preceding the day on which the Trust has taken delivery of the Common Shares or the Maker's written request for the application of Pledged Shares for such purpose, as the case may be, in connection with such payment.

         6.       Security. Payment of this Note shall be secured by a Share
                  --------
Pledge Agreement, in substantially the form attached hereto as Exhibit A (the "Pledge Agreement"), to be executed and delivered by the Maker and providing, among other things, for the pledge by the Maker of Common Shares having an aggregate Value (calculated as of March 1, 2002) of at least One Million Nine Hundred Two Thousand Nine Hundred Eighty-seven Dollars and Thirty-five Cents ($1,902,987.35) (such Common Shares, the "Pledged Shares"). Notwithstanding the foregoing, this Note is a "recourse" Note and the right of the Trust under the Pledge Agreement to foreclose upon and dispose of the Pledged Shares shall be in addition to, and shall not in any way limit, hinder or affect, any other rights and remedies that may be available to the Trust under applicable law.

         7.       Default.  The occurrence of any of the following shall
                  -------
constitute an "Event of Default" under this Note:

                  (a) Default in the payment of any installment of principal and/or interest on this Note when due and the continuation of such default for more than ten (10) days;


                  (b) The occurrence of any event of default under the Pledge Agreement securing this Note.

                  Upon the occurrence of any such Event of Default, the entire unpaid balance of principal on this Note, together with all accrued interest thereon, shall be due and payable either immediately or at any time during the continuance of such Event of Default, at the option of the Trust. Failure to exercise this option upon or during an Event of Default shall not constitute a waiver of the right to exercise the same upon the occurrence of any subsequent Event of Default. No delay or omission on the part of the Trust in exercising any rights hereunder shall operate as a waiver of such rights or of any other right under this Note. Without limiting the generality of the foregoing, upon the occurrence of an Event of Default the rate at which interest shall accrue on the outstanding principal balance and other amounts due hereunder shall increase to 10% per annum until all such amounts have been paid in full.

         8.       Attorneys' Fees. If the Maker fails to pay any amounts due
                  ---------------
under this Note when due, the Maker shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys' fees.

         9.       Notices.  Any notice, request, demand, claim, or other
                  -------
communication under this Note shall be in writing and shall be either personally delivered, sent by facsimile or sent by reputable overnight courier service (charges prepaid) to the recipient at the following address:

                  If to the Trust:
                  ---------------

                  Federal Realty Investment Trust
                  1626 East Jefferson Street
                  Rockville, MD 20852
                  Attn: Legal Department
                  Tel: (301) 998-8100
                  Fax: (301) 998-3814


                  If to the Maker:
                  ---------------

                  Ron D. Kaplan
                  7909 Greentree Road
                  Bethesda, MD 20817
                  Tel: (301) 469-7834
                  Fax: (301) 469-6256

         or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given hereunder when delivered personally or sent by facsimile, and one day after deposit with a respectable overnight courier service.

         10.      Governing Law. All issues concerning this Agreement shall be
                  -------------
governed by and construed in accordance with the laws of the State of MARYLAND, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of MARYLAND or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of MARYLAND.

         11.      Jurisdiction;  Venue;  Jury Trial.  The Maker hereby consents
                  ---------------------------------
to the exclusive jurisdiction of the federal and state courts located in THE State of MARYLAND, and waives any objections of improper venue and forum of such courts, in connection with any action hereunder. The Maker further consents to personal jurisdiction in the State of MARYLAND and agrees that service of process by certified mail, return receipt requested, shall constitute good and valid service (in addition to any other proper service). The Maker hereby waives any right to a jury trial in any such action.

                  12. Enforceability. If any one or more of the provisions of
                      --------------
this Note is determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative. No renewal or extension of this Note, delay in enforcing any right of the Trust under this Note, or assignment by the Trust of this Note shall affect the liability of the Maker. All rights of the Trust under this Note are cumulative and may be exercised concurrently or consecutively at the Trust's option.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Maker has caused this Secured
Promissory Note to be executed on its behalf as of the date first above written.

                                            THE MAKER:

                                            --------------------------------
                                            Ron D. Kaplan

                        Exhibit A: Share Pledge Agreement
                        ---------

                             SHARE PLEDGE AGREEMENT

                  THIS SHARE PLEDGE AGREEMENT (this "Agreement") is entered into as of March _14_, 2002, by and between Ron D. Kaplan, an individual having his principal residence in the State of Maryland ("Pledgor") and Federal Realty Investment Trust, a Maryland real estate investment trust (together with its successors and assigns, "Secured Party").

                  WHEREAS, Secured Party and Pledgor have entered into that certain letter agreement dated as of March 1, 2002 (the "Letter Agreement"), pursuant to which Secured Party has agreed to modify and extend the terms of Pledgor's obligation to repay Pledgor's outstanding indebtedness to Secured Party in aggregate principal amount of One Million Seven Hundred Twenty-nine Thousand Nine Hundred Eighty-eight Dollars and Fifty Cents ($1,729,988.50) (the "Total Outstanding Indebtedness"), upon the terms and subject to the conditions set forth in the Letter Agreement;

                  WHEREAS, pursuant to the Letter Agreement and in consideration of the cancellation of all promissory notes which previously evidenced the Total Outstanding Indebtedness, Pledgor has executed and delivered a Note of even date herewith (the "Note") evidencing and setting forth the terms and conditions governing Pledgor's obligations to repay the Total Outstanding Indebtedness;

                  WHEREAS, in accordance with the Letter Agreement and the Note, Pledgor is required to execute and deliver this Agreement and to pledge hereunder the Collateral (as hereinafter defined) as security for Pledgor's obligations under the Note; and

                  WHEREAS, all capitalized terms used herein which are not herein defined shall have the meanings ascribed to them in the Note;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     DEFINITIONS

                  For the purposes of this Agreement:

                  (a) "Business Day" means a day (other than a Saturday or a Sunday) on which banks generally are open for business in Washington, D.C.

                  (b) "Calculation Date" means, prior to the Maturity Date, each March 1 on which principal or accrued interest remains outstanding under the Note. If March 1 is not a Business Day, the Calculation Date shall be the next succeeding Business Day.

                  (c) "Collateral" means (i) 85,000 Common Shares, owned by Pledgor on the date hereof (and the certificates, copies of which are attached hereto, representing such Common

Shares); (ii) if the aggregate Value of the Collateral pledged pursuant to this
Section 1(c) is less than the Minimum Collateral Level as calculated on any Calculation Date, that number of additional Common Shares that are required to raise the aggregate Value of the Collateral to the Required Collateral Level as calculated on such Calculation Date (and the certificates representing such shares), and (iii) any dividends, distributions in property, returns of capital or other distributions made on or with respect to any of the foregoing shares to the extent provided in Section 3(b) hereof. Notwithstanding the foregoing, Collateral shall not include that number of Common Shares that are required to lower the aggregate Value of the Collateral to the Required Collateral Level as calculated on any Calculation Date (and the certificates representing such shares) if the aggregate Value of the Collateral pledged pursuant to this
Section 1(c) is more than the Required Collateral Level as calculated on any Calculation Date.

                  (d) "Event of Default" means: (i) the occurrence of any Event of Default under the Note and the continuance thereof beyond any applicable period of cure provided therein; or (ii) any breach by Pledgor of any covenant contained in Section 2 of this Agreement.

                  (e) "Minimum Collateral Level" means 100% of the outstanding principal balance, together with accrued but unpaid interest thereon, under the Note.

                  (f) "Required Collateral Level" means 110% of the outstanding principal balance, together with accrued but unpaid interest thereon, under the Note.

2.     PLEDGE OF COLLATERAL

                  (a) As security for the due and punctual payment and performance by Pledgor of all of his obligations under the Note (the "Secured Obligations"), Pledgor hereby pledges and assigns to Secured Party all of the Collateral, and grants to Secured Party a first priority security interest in the Collateral and the proceeds thereof.

                  (b) Simultaneously with the execution of this Agreement, Pledgor shall deliver to Secured Party certificates representing the Collateral described in Section 1(c)(i) hereof, and will deliver to Secured Party the certificates for the shares of Collateral described in Section 1(c)(iii) hereof within five (5) days after Pledgor's acquisition of such shares. Pledgor further agrees that, if it is determined following any calculation performed on a Calculation Date that the aggregate Value of the Collateral pledged on such Calculation Date (the "Calculation Date Value") is less than the Minimum Collateral Level, he shall deliver to Secured Party within ten (10) business days following such Calculation Date a certificate or certificates representing that number of Common Shares having an aggregate Value equal to the difference between (x) the Required Collateral Level, less (y) such Calculation Date Value. Each such certificate shall be registered in the name of Pledgor, duly endorsed in blank or accompanied by a stock power duly executed by Pledgor in blank, in form and substance satisfactory to the Secured Party, with any documentary tax stamps and any other documents necessary to cause Secured Party to have a good, valid and perfected first pledge of, lien on and security interest in the Collateral, free and clear of any mortgage, pledge, lien, security interest, hypothecation, assignment, charge, right, encumbrance or restriction (individually, "Encumbrance" and collectively, "Encumbrances"). At any time following an Event of Default, any or all of the Collateral held by Secured Party hereunder and having a value up to the Required Collateral Level as of that date may, at the option of Secured Party exercised in accordance with Section 3(d) hereof, be registered in the name of Secured Party or in the name of its nominee, and Pledgor hereby covenants that, upon demand therefor by Secured Party, Pledgor shall effect such registration.

                  (c) Secured Party hereby confirms receipt of the certificates representing the Collateral described in Section 1(c)(i) hereof and agrees to hold the Collateral in accordance with the terms of this Agreement.

3.     VOTING RIGHTS, DIVIDENDS AND DISTRIBUTIONS

                  So long as no Event of Default shall have occurred:

                  (a) Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Collateral or any part thereof, subject to the terms hereof.

                  (b) Pledgor shall be entitled to receive and retain cash dividends payable on the Collateral; provided, however, that all other dividends
                                     --------  -------
(including, without limitation, stock and liquidating dividends), distributions in property, returns of capital and other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of Secured Party or received in exchange for the Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which Secured Party may be a party or otherwise, and any and all cash and other property received in exchange for or redemption of any of the Collateral, shall be retained by Secured Party, or, if delivered to Pledgor, shall be held in trust for the benefit of Secured Party and forthwith delivered to Secured Party and shall be considered as part of the Collateral for all purposes of this Agreement. Notwithstanding the above, if any dividend is retained by the Secured Party, it shall be deemed, at the option of either the Pledgor or Secured Party, to be a Calculation Date and any Collateral in excess of the Required Collateral Level shall be released to Pledgor and any deficiency in the Collateral below the Required Collateral Level shall be cured by Pledgor's delivery of additional Collateral pursuant to paragraph 2 (b) hereof.

                  (c) Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, powers of attorney, dividend orders, and other instruments as Pledgor may request for the purpose of enabling Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to Section 3(a) above and/or to receive the dividends which Pledgor is authorized to receive and retain pursuant to Section 3(b) above; and Pledgor shall execute and deliver to Secured Party such instruments as may be required or may be requested by Secured Party to enable Secured Party to receive and retain the dividends, distributions in property, returns of capital and other distributions it is authorized to receive and retain pursuant to Section 3(b) above.

                  (d) Upon the occurrence of an Event of Default, all rights of Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to Section 3(a) above and/or to receive the dividends which Pledgor is authorized to receive and retain pursuant to Section 3(b) above shall cease, at the option of Secured Party, on not less than one (1) day's notice to Pledgor, and all such rights shall thereupon become vested in Secured Party. In such case Pledgor shall execute and deliver such documents as Secured Party may request. In addition, Secured Party is hereby appointed the attorney-in-fact of Pledgor, with full power of substitution, which appointment as attorney-in-fact is irrevocable and coupled with an interest, to take all such actions after the occurrence of an Event of Default, whether in the name of Secured Party or Pledgor, as Secured Party may consider necessary or desirable. Any and all money and other property paid over to or received by Secured Party pursuant to the provisions of this Section 3(d) shall be retained by Secured Party as part of the Collateral and shall be applied in accordance with the provisions hereof.

4.     REMEDIES ON DEFAULT

                  (a) If at any time an Event of Default shall have occurred, then, in addition to having the right to exercise any right or remedy of a secured party upon default under the Uniform Commercial Code as then in effect in the jurisdiction in which the Collateral is held by Secured Party, Secured Party may, to the extent permitted by law, without being required to give any notice to Pledgor except as provided below:

                      (i) Apply any cash held by it hereunder in the manner provided in Section 4(h) below; and

                      (ii) If there shall be no such cash or if the cash so applied shall be insufficient to pay in full the items specified in Sections 4(h)(i) and (h)(ii) below, exercise any and all the rights, powers and remedies of any owner of the Collateral (including without limitation the right to vote the Common Shares and receive dividends and distributions with respect to such Common Shares and sell such Common Shares as described below). In the event of such default and without limiting the foregoing, Secured Party is authorized to retire or cancel (if allowable under applicable law and, if so, subject to the provisions set forth in the next succeeding two sentences) or sell, assign and deliver at its discretion, from time to time, all or any part of the Collateral upon five (5) business days prior written notice to Pledgor. Pledgor and Secured Party hereby agree and acknowledge that upon retirement or cancellation, the Secured Obligations shall be reduced by the aggregate Value of the Common Shares so retired or canceled. Secured Party further agrees that if elects to pursue the remedy of retirement or cancellation, Secured Party will retire or cancel only such number of Common Shares as have an aggregate Value equal to the sum of
(x) the aggregate amount of the Secured Obligations then outstanding, with any remaining Collateral returned to Pledgor pursuant to the provisions of Section 8 hereof. Pledgor shall have no right to redeem the Collateral after any such sale, assignment, retirement or cancellation. In case of any sale or assignment of the Collateral, the proceeds shall be applied as provided in Section 4(h) below.

                  (b) Secured Party, instead of exercising the power of retirement, cancellation or sale of the Collateral herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose its lien or security interest arising from this Agreement and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

                  (c) Upon the occurrence of an Event of Default, Secured Party or its nominee shall have the right, upon not less than five (5) business day's written notice to Pledgor, to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of Secured Party, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Secured Party may determine.

                  (d) On any sale of the Collateral, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale that it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any governmental regulatory authority or officer or court.

                  (e) Compliance with the foregoing procedures shall result in such sale or disposition being considered or deemed to have been made in a commercially reasonable manner.

                  (f) Each of the rights, powers, and remedies provided herein, or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for herein or therein or now or hereafter existing at law or in equity or by statute or otherwise. The exercise of any such right, power or remedy shall not preclude the simultaneous or later exercise of any or all other such rights, powers or remedies. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other notice or demand in similar or other circumstances.

                  (g) The proceeds of any collection, recovery, receipt, appropriation, realization or sale as aforesaid shall be applied by Secured Party in the following order:

                      (i)  First, to the payment of any amounts due under the
                           -----
Secured Obligations; (ii)  Second, to the payment of all reasonable  costs and
                           ------
expenses incurred by Secured Party as a result of any Event of Default; (iii) Finally, to the payment to Pledgor of any surplus then remaining from such
-------
proceeds, unless otherwise required by law or directed by a court of competent jurisdiction; provided that Pledgor shall be liable for any deficiency if such
              --------
proceeds are insufficient to satisfy all of the Secured Obligations.

5.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR

                  (a)  Pledgor represents, warrants and covenants that:

                      (i) Pledgor has all requisite capacity, power and authority, being under no legal restriction, limitation or disability, to own the Collateral and to execute, deliver and perform this Agreement.

                      (ii) This Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid, and binding obligation of Pledgor, enforceable in accordance with its terms.

                      (iii) Pledgor is or, with respect to the Collateral described in Sections 1(b)(ii) and (iii) hereof, not later than the time of delivery of certificates therefor will be, the direct record and beneficial owner of each share of the Collateral. Pledgor has and will have good, valid and marketable title thereto, free and clear of all Encumbrances other than the security interest created by this Agreement.

                      (iv) The Collateral is and will be duly and validly pledged to Secured Party in accordance with law, and Secured Party has a good, valid, and perfected first priority security interest in the Collateral and the proceeds thereof, and no filing or other action will be necessary to perfect or protect such security interest.

                      (v) The execution, delivery and performance by Pledgor of this Agreement does not and will not: (A) conflict with or result in a breach of or constitute a default or require any consent under, or result in or require the acceleration of any of indebtedness pursuant to, any agreement, indenture or other instrument to which Pledgor is a party or by which Pledgor or any of his property may be bound or affected; or (B) conflict with or violate any judgment, decree, order, law, statute, ordinance, license or other governmental rule or regulation applicable to Pledgor.

                      (vi) No approval, consent or other action by Pledgor, any governmental authority, or any other person or entity is or will be necessary to permit the valid execution, delivery or performance of this Agreement by Pledgor. Pledgor's spouse has waived any and all ownership, joint tenancy, community property or common law interest in, or other claim, whether in law or equity, that she may have to, the Collateral.

                      (vii) There is no action, claim, suit, proceeding or investigation pending, or to the knowledge of Pledgor, threatened or reasonably anticipated, against or affecting Pledgor, this Agreement, or the transactions contemplated hereby, before or by any court, arbitrator or governmental authority which might adversely affect Pledgor's ability to perform his obligations under this Agreement or might materially adversely affect the value of the Collateral.

                      (b) Until all Secured Obligations have been paid and performed in full or until all of the Collateral is returned to Pledgor pursuant to Section 6 hereof, whichever is earlier, Pledgor hereby covenants that, unless Secured Party otherwise consents in advance in writing:

                      (i) Pledgor shall: (A) at the request of Secured Party, execute, deliver, and file any and all financing statements, continuation statements, stock powers, instruments, and other documents, necessary or desirable, in Secured Party's opinion, to create, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Secured Party and Secured Party's lien on and security interest in the Collateral and the first priority thereof; (B) maintain, or cause to be maintained, at all times, the pledge of the Collateral to Secured Party and Secured Party's lien on and security interest in the Collateral and the first priority thereof; and (C) defend the

Collateral and Secured Party's interest therein against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Secured Party.

                      (ii) Pledgor shall not sell, transfer, pledge, assign or otherwise dispose of any of the Collateral or any interest therein, and Pledgor shall not create, incur, assume or suffer to exist any Encumbrance with respect to any of the Collateral or any interest therein (except pursuant hereto).

                      (iii) Pledgor shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon him or upon the Collateral before the same shall become past due.

                      (iv) Pledgor shall not take or permit to be taken any action in connection with the Collateral or otherwise which would impair the value of the interests or rights of Pledgor therein or which would impair the interests or rights of Secured Party therein or with respect thereto.

6.       RETURN OF COLLATERAL

                  (a) When the Note has been paid in full and provided any Event of Default has been cured, this Agreement shall terminate and the Collateral held by Secured Party shall be returned within five (5) business days to Pledgor at the address of Pledgor set forth herein or at such other address as Pledgor may direct in writing. Secured Party shall not be deemed to have made any representation or warranty with respect to any Collateral so delivered, except that such Collateral is free and clear, on the date of delivery, of any and all liens, charges and encumbrances arising from its own acts.

                  (b) If, on any Calculation Date, the Calculation Date Value exceeds the Required Collateral Level, Secured Party shall within ten (10) business days return to Pledgor at the address of Pledgor set forth herein or at such other address as Pledgor may direct in writing a certificate or certificates representing a number of Common Shares with an aggregate Value equal to such excess over the Required Collateral Level. Notwithstanding anything to the contrary in this Agreement, provided that Pledgor is not in default of its obligations under the Note or this Agreement, Pledgor may, on no more that two (2) occasions during the term of this Agreement not counting Calculation Dates, request by written notice to the Secured Party, that Collateral in excess of the Required Collateral Level be returned to Pledgor, whereupon the Secured Party shall calculate the aggregate Value of the Collateral pledged on the date that the Secured Party receives such request and return to Pledgor a certificate or certificates representing a number of Common Shares with an aggregate Value equal to the excess over the Required Collateral Level. Secured Party shall not be deemed to have made any representation or warranty with respect to any Collateral so delivered, except that such Collateral is free and clear, on the date of delivery, of any and all liens, charges and encumbrances arising from its own acts.

7.     ADDITIONAL ACTIONS AND DOCUMENTS

                  Pledgor hereby agrees to take or cause to be taken such further actions (including, without limitation, the delivery of certificates for all of the Collateral that may be required to be pledged following any Calculation Date), to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents as may be necessary or desirable, in the opinion of Secured Party, in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the occurrence of an Event of Default.

8.     SURVIVAL

                  It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made by Pledgor herein shall survive the execution and delivery of this Agreement.

9.     ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

10.    NOTICES

         Any notice or request hereunder shall be given to the Pledgor or to the Secured Party at their respective addresses set forth below or at such other address as such Person may hereafter specify in a notice designated as a notice given in the manner required under this Section 12. Any notice or request hereunder shall be given by (a) hand delivery, (b) registered or certified mail, return receipt requested, (c) delivery by an internationally recognized overnight courier, or (d) facsimile to the number set forth below (or such other number as may hereafter be specified in a notice given in the manner required under this Section 12) with telephone communication to Pledgor or a duly authorized officer of Secured Party, as the case may be, confirming its receipt as subsequently confirmed by registered or certified mail. Notices and requests shall be deemed to have been given (x) in the case of those by mail, five (5) Business Days after being deposited in the mail at the addresses as provided in this Section 12, (y) in the case of those by overnight courier, one (1) day after deposit with such courier, and (z) in the case of those given by facsimile, upon receipt.

                      (i)      If to the Secured Party:

                               Federal Realty Investment Trust
                               1626 East Jefferson Street
                               Rockville, MD 20852
                               Attention: Legal Department
                               Telephone:  (301) 998-8100

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

                               FAX:  (301) 998-3814

                      (ii)     If to Pledgor:

                               Ron D. Kaplan
                               7909 Greentree Road
                               Bethesda, MD 20817
                               Telephone:  (301) 469-7834
                               FAX:  (301) 469-6256

11.    AMENDMENT

                  No amendment, modification or supplement of or to this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or supplement is sought.

12.    BENEFIT AND ASSIGNMENT

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Pledgor. In the event of a sale or assignment by Secured Party of all or any part of the interests in the Note, Secured Party may assign and transfer its rights and interests under this Agreement in whole or in part to the purchaser or purchasers of such interests in the Note, whereupon such purchaser or purchasers shall become vested with all of the powers and rights given to Secured Party hereunder, and shall be deemed to be a "Secured Party" for all purposes hereunder, and the predecessor Secured Party shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interests so assigned.

13.    WAIVER

                  No delay or failure on the part of Secured Party in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against Secured Party unless made in writing and signed by Secured Party and then only to the extent expressly specified therein.

14.    SEVERABILITY

                  If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or

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

unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

15.    GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to its conflict of laws rules. Any judicial proceeding brought by or against the Pledgor with respect to any of the obligations, this Agreement or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of Maryland, and, by execution and delivery of this Agreement, Pledgor accepts for itself and in connection with its properties, generally and unconditionally the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Pledgor hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with Section 12 hereof, and service so made shall be deemed completed on the third (3rd) Business Day after mailing. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction having jurisdiction over Pledgor. Pledgor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceedings by Pledgor against the Secured Party involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the State of Maryland.

16.    PRONOUNS

                  All pronouns and any variations thereof in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

17.    HEADINGS

                  Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

18.    EXECUTION

                  To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart;

but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than that number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.





                            [Signature Page Follows]

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, or has caused this Agreement to be duly executed on its behalf, as of the day and year first above written.

                                       Federal Realty Investment Trust:



                                       ------------------------------------
                                       Nancy J. Herman
                                       Senior Vice President - General
                                       Counsel and Secretary


                                       ------------------------------------
                                       Ron D. Kaplan

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